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Exhibit 1.1

13,200,000 Shares

The Macerich Company

Common Stock

(Par Value $0.01 Per Share)

EQUITY UNDERWRITING AGREEMENT

November 21, 2002

Deutsche Bank Securities Inc.
Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
McDonald Investments Inc.
As Representatives of the
    Several Underwriters

c/o Deutsche Bank Securities Inc.
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

        The Macerich Company, a Maryland corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives"), an aggregate of 13,200,000 shares of the Company's Common Stock, par value $0.01 per share (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 1,980,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

        As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

        In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

        1.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to each of the Underwriters as follows:

          (a)  A registration statement on Form S-3 (File No. 333-88718) and an amendment thereto, with respect to the Company's common stock, warrants and rights (the "Shelf Securities") to be issued from time to time have (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act") and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Act and (iii) become effective under the Act. Copies of such registration statement and the amendment thereto have been delivered by the Company to you. The registration statement as amended to the date of this

  Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Shares is hereinafter referred to as the "Base Prospectus." The Base Prospectus as supplemented by the prospectus supplement specifically relating to the Shares in the form first filed pursuant to Rule 424 is hereinafter referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, the Base Prospectus, any preliminary form of Prospectus (a "Preliminary Prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, any Preliminary Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

          (b)  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. Each of the Company's subsidiaries required to be disclosed pursuant to Item 601 of Regulation S-K and of which the Company or another subsidiary owns 50% or more of the capital stock (collectively, the "Subsidiaries"), as listed in Exhibit A hereto, has been duly organized and is validly existing as a corporation, general partnership, limited partnership, trust or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with corporate, partnership, trust or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement or the Prospectus, except as would not have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole. The Company and each of the Subsidiaries (other than the Westcor Subsidiaries (as defined below)) are duly registered and qualified to transact business in all jurisdictions in which the conduct of their business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole. To the knowledge of the Company, each of the Westcor Subsidiaries, as listed in Exhibit A hereto (the "Westcor Subsidiaries"), is duly registered and qualified to transact business in all jurisdictions in which the conduct of their business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole. The outstanding shares of capital stock of each of the Subsidiaries other than Subsidiaries organized as a limited liability company or a partnership (other than the Westcor Subsidiaries) that are owned by the Company or another Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement or the Prospectus or as would not have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole. To the knowledge of the Company, the outstanding shares of capital stock of each of the Westcor Subsidiaries (other than Subsidiaries organized as a limited liability company or a partnership) that are owned by the Company or another Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement or the Prospectus or as would not have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole. The outstanding interests of each of the Subsidiaries (other than the Westcor Subsidiaries) that are organized as a limited liability company or a partnership and that are owned by the Company or another Subsidiary have been duly authorized and are free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement or the Prospectus or as would not have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole. To the knowledge of the Company, the outstanding interests of each of the Westcor Subsidiaries that are organized as a limited liability company or a partnership and that are owned by the Company or another Subsidiary have been duly authorized and are free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement or the Prospectus or as would not have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

          (c)  All of the joint ventures in which the Company or any Subsidiary owns an interest of greater than five percent and that are currently conducting business (collectively, the "Joint Ventures") are listed on Exhibit B hereto. The Company's (or Subsidiary's, as the case may be) ownership interest in such Joint Venture is as set forth on Exhibit B. To the knowledge of the Company, each of the Joint Ventures possesses such certificates, authorizations or permits issued by the appropriate states, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described in the Registration Statement or the Prospectus, and to the knowledge of the Company, none of the Joint Ventures has received written notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable ruling or decision, would have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

          (d)  The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered against payment therefor as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of shareholders exist with respect to any of the Shares or the issue and sale thereof, except as described in the Registration Statement or the Prospectus. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

          (e)  The information set forth under the caption "Capitalization" in the Prospectus is true and correct.

          (f)    The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement, in the form it became effective contained, and the Prospectus and any amendments or supplements thereto when filed with the Commission will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations in all material respects. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all material respects to the requirements of the Exchange Act, or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement in the form in which it became effective did not contain, and also in such form as it may be when any post-effective amendment thereto shall become effective will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto when filed with the Commission do not contain, and will not contain at the time of such filing, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

          (g)  The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein. The summary financial and statistical data included in the Registration Statement and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's existing rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (h)  Each of PricewaterhouseCoopers LLP, KPMG LLP and Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

          (i)    There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise that is required to be described in the Registration Statement or the Prospectus but is not described as required.

          (j)    (i)    The Company, its Subsidiaries or the Joint Ventures, as applicable, have good and marketable title to all of the real property (including the properties listed as wholly owned by the Company or its affiliates on Exhibit C hereto) (collectively, the "Properties") and assets reflected in the financial statements (or as described in or incorporated by reference into the Registration Statement or Prospectus) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in or incorporated by reference into the Registration Statement or Prospectus) or which are not material in amount; (ii) the Company occupies its leased properties under valid and binding leases conforming in all material respects, to the extent such leases are described therein, to the description thereof set forth in or incorporated by reference into the Registration Statement or Prospectus; (iii) neither the Company nor any tenant of any of the Properties is in default under any of the leases pursuant to which any Property is leased (and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults as would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole; (iv) no person has an option to purchase all or part of any Property or any interest therein other than (A) rights with respect to certain Properties owned by the Joint Ventures in favor of the partners to such Joint Ventures pursuant to the agreements governing the Joint Ventures, or (B) options which, if exercised, would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; (v) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties) and with all agreements between the Company and third parties relating to the ownership or use of any Property by the Company, except if and to the extent disclosed in the Registration Statement or the Prospectus and except for such failures to comply that would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole; (vi) there is in effect for the assets of the Company and the Properties insurance coverage that are commercially reasonable and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar assets; and (vii) the Company does not have any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on or access to the Properties, except for such proceedings or actions that would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

          (k)  The Company, its Subsidiaries or the Joint Ventures have current title insurance policies in reasonable amounts in effect on each of the Properties, except where the failure to have such title insurance would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

          (l)    The Company and the Subsidiaries have filed all Federal, state and foreign tax returns which have been required to be filed by them and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file or default in payment would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other), of the Company and the Subsidiaries, taken as a whole.

          (m)  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole; there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt of the Company or any of the Subsidiaries, other than as a result of borrowings made by the Company under its credit facilities; and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

          (n)  Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its certificate or articles of incorporation or by-laws, or other organizational documents, (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, or (iii) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, in each case, which violation or default would have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, including, without limitation, the issuance and sale of the Shares, and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the certificate or articles of incorporation or by-laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

          (o)  The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law), and (ii) enforcement of the indemnification and contribution provisions of Section 8 may be limited by federal or state securities laws.

          (p)  Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (q)  The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses, as described in the Prospectus, except where the omission to hold such licenses, certificates and permits would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole; the Company and the Subsidiaries each own or possess in the United States the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights ("Intellectual Property") necessary to carry on their business in all material respects; none of the Company or the Subsidiaries have received written notice of conflict with, any Intellectual Property of any other person or entity.

          (r)  Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Properties, will be an "investment company" within the meaning of such term under the Investment Company Act of 1940 (as amended, the "1940 Act"), and the rules and regulations of the Commission thereunder.

          (s)  The Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation enables it to meet the requirements for taxation as a REIT under the Code.

          (t)    The Company and each of its Subsidiaries (i) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (ii) maintains a system of "disclosure controls and procedures" (as such term is defined in Rule 13a-14(c) under the Exchange Act).

          (u)  Except as otherwise contained or incorporated in the Prospectus, the Company has not authorized or conducted and does not have knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property leased or owned or by any means controlled by the Company, including the Properties (the "Real Property"), or to the knowledge of the Company, any real property formerly leased or owned or by any means controlled by the Company, in violation of any Environmental Laws (as defined below) or which may require remedial or other response actions under Environmental Laws, except where such matters would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole; to the knowledge of the Company, the Real Property and the Company's operations are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), except where such non-compliance would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole, and the Company has, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws, except where the failure to have or comply with such license, permit, registration or authorization would not have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole. Except as otherwise disclosed in the Prospectus, the Company has not received any written notice from any governmental entity or any third party and, to the knowledge of the Company, there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company; alleges that the Company is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) arising under the Environmental Laws or common law principles, except for such claims, litigation or proceedings as would not be expected to have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole.

          (v)  There are no contracts or other instruments which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

          (w)  The statements set forth in the Prospectus under the caption "Federal Income Tax Considerations," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

        2.    PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

          (a)  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $27.69 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

          (b)  Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." The parties acknowledge and agree that the Shares shall be delivered and maintained in book-entry only form. The Shares shall be registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the Closing Date. (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The Company shall not be obligated to deliver any of the Shares unless and until payment has been received in respect of all of the Shares.

          (c)  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

        3.    OFFERING BY THE UNDERWRITERS.

        It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

        It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

        4.    COVENANTS OF THE COMPANY.

          (a)  The Company covenants and agrees to (A) prepare a final Prospectus Supplement that complies with the Act and Rules and Regulations thereunder and that reflects the terms of the offering of the Shares and such other information as the Underwriters and the Company deem appropriate and will file the final Prospectus Supplement with the Commission pursuant to and in accordance with subparagraph (2) (or if applicable and if consented to by Deutsche Bank Securities Inc., subparagraph (5)) of Rule 424(b) no later than the second business day following the execution and delivery of this Agreement, (B) not file any amendment to the Registration Statement or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

          (b)  The Company will advise the Representatives promptly (A) of any proposal to amend or supplement the Registration Statement or the Prospectus prior to the termination of the offering of the Shares and will not effect any such amendment or supplementation without the consent of Deutsche Bank Securities Inc., which consent shall not be unreasonably withheld or delayed; (B) of the effectiveness of any post-effective amendment of the Registration Statement prior to the termination of the offering of the Shares, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use every reasonable effort to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (c)  The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or take any other action that would subject it to service of process in suits in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

          (d)  The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

          (e)  The Company will comply with the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of counsel to the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (f)    The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

          (g)  No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Deutsche Bank Securities Inc., other than (i) the issuance of shares of Common Stock upon the exchange, conversion or redemption of the convertible debentures, preferred stock or rights of the Company; (ii) the issuance of shares of Common Stock upon exchange, conversion or redemption of partnership interests of The Macerich Partnership, L.P.; (iii) the granting of options and restricted stock under the Company's employee benefit plans; (iv) the issuance of shares of Common Stock upon the exercise of stock options of the Company; (v) the issuance of shares of Common Stock or other securities in connection with a merger, acquisition or similar transaction involving the Company or the registration of such securities; and (vi) the issuance of shares of Common Stock in a private placement.

          (h)  The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

          (i)    The Company has caused each individual listed on Exhibit D to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, with respect to such person's agreement not to undertake certain actions with respect to the sale of Common Stock, subject to certain exceptions, except with the prior written consent of Deutsche Bank Securities Inc. ("Lockup Agreements").

          (j)    The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus.

          (k)  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

          (l)    The Company will use its best efforts to meet the requirements to qualify as a REIT under the Code, unless the Company's Board of Directors determines by resolution that it is in the best interests of the Company's shareholders not to so qualify.

          (m)  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

        5.    COSTS AND EXPENSES.

        The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, the Prospectus, this Agreement, the Underwriters' invitation letter, the New York Stock Exchange supplemental listing application and any supplements or amendments thereto; (iv) the filing fees of the Commission; (v) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; (vi) any listing fee of the New York Stock Exchange; and (vii) the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

        6.    CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

        The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

          (a)  The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

          (b)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of O'Melveny & Myers LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), in substantially the form attached hereto as Exhibit E.

          (c)  The Representatives shall have received from Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance satisfactory to counsel for the Underwriters, in substantially the form attached hereto as Exhibit F.

          (d)  The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (vi) and (vii) of Exhibit E. In rendering such opinion Skadden, Arps, Slate, Meagher & Flom LLP may rely as to all matters governed other than by the laws of the State of New York or Federal laws on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information contained or incorporated by reference therein). With respect to such statement, Skadden, Arps, Slate, Meagher & Flom LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (e)  You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing

  Date, as the case may be, in form and substance satisfactory to you, from each of PricewaterhouseCoopers LLP, KPMG LLP and Ernst & Young LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

          (f)    The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

            (i)    The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;

            (ii)  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

            (iii)  The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be; and

            (iv)  Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.

          (g)  The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

          (h)  The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

          (i)    The Lockup Agreements described in Section 4(i) are in full force and effect.

        The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.

        If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

        In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

        7.    CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

        The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

        8.    INDEMNIFICATION.

          (a)  The Company agrees:

            (1)  to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; provided, further, that the indemnification contained in this paragraph (a) with respect to the Preliminary Prospectus shall not inure to the benefit of any party indemnified pursuant to this Section 8(a) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by the Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Company delivered the Prospectus to the Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have; and

            (2)  to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, provided such Underwriter or controlling person is a party to or is compelled to participate in any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

          (b)  Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and counsel to the indemnifying party has reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder

  (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (d)  To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8; provided that if the Underwriters with actual knowledge of (A) a default in any of the covenants, agreements or obligations to be performed by the Company under this Agreement or any closing document, and/or (B) any breach of any representation or warranty of the Company made in this Agreement or any closing document, nonetheless elect to proceed to closing, then upon the consummation of the closing, the Underwriters shall be deemed to have waived any such default and breach and shall have no claim against the Company with respect thereto, or any termination right hereunder by reason thereof.

        9.    DEFAULT BY UNDERWRITERS.

        If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        10.  NOTICES.

        All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., One South Street, Baltimore, Maryland 21202; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019, Attention: General Counsel; if to the Company, to The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attention: Chief Executive Officer, with a copy to O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, Attention: Frederick B. McLane, Esq.

        11.  TERMINATION.

        This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to

Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions, other than hostilities in the Middle East or isolated incidents of terrorism that do not directly affect the Properties, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the declaration of a banking moratorium by United States or New York State authorities; or (v) the suspension of trading of the Company's Common Stock by the New York Stock Exchange, the Commission, or any other governmental authority.

          (b)  as provided in Sections 6 and 9 of this Agreement.

        12.  SUCCESSORS.

        This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

        13.  INFORMATION PROVIDED BY UNDERWRITERS.

        The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the third and eighth through thirteenth paragraphs under the caption "Underwriting" in the Prospectus.

        14.  MISCELLANEOUS.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

THE MACERICH COMPANY

By:	/s/ RICHARD A. BAYER
	Name:	Richard A. Bayer
	Title:	Executive Vice President and General Counsel

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC. SALOMON SMITH BARNEY INC. CREDIT SUISSE FIRST BOSTON CORPORATION J.P. MORGAN SECURITIES INC. LEHMAN BROTHERS INC. MCDONALD INVESTMENTS INC.
As Representatives of the several Underwriters listed on Schedule I

By:	Deutsche Bank Securities Inc.

By:	/s/ JACQUES BRAND Authorized Officer

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Exhibit 1.1